Exhibit 32

Section 1350 Certifications

Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Southern First Bancshares, Inc. (the "company"), each certify that, to his knowledge on the date of this certification:

1.     The annual report of the company for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on this date (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the company.

                                                                Date:       March 24, 2008                                    By:          /s/ R. Arthur Seaver, Jr.

                                                                                                                                                                R. Arthur Seaver, Jr.

                                                                                                                                                                Chief Executive Officer

                                                                Date:        March 24, 2008                                    By:          /s/ James M. Austin, III

                                                                                                                                                                James M. Austin, III

                                                                                                                                                                Chief Financial Officer